UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

August 18, 2025

Date of Report (Date of earliest event reported)

Evolent Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1812 N. Moore Street, Suite 1705
Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)

(571) 389-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Matters.

On August 18, 2025, Evolent Health, Inc. (the “Company” or “we”) issued a press release announcing the intention to offer $140.0 million aggregate principal amount of its convertible senior notes due 2031 in a private offering, subject to market and other conditions. The Company also expects to grant the initial purchaser in the proposed offering an option to purchase up to an additional $20.0 million aggregate principal amount of notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company intends to use up to $100.0 million of the net proceeds from the offering to repurchase a portion of its 1.50% convertible senior notes due 2025 (the “2025 Notes”) and approximately $40.0 million of the net proceeds of the offering to repurchase shares of its Class A common stock concurrently with the pricing of the offering in privately negotiated transactions effected with or through the initial purchaser or its affiliate. The Company expects to use the remainder of the net proceeds from the offering for the repurchase or repayment at maturity of additional 2025 Notes. If the initial purchaser exercises its option to purchase additional notes, the Company intends to use the net proceeds from the sale of the additional notes to repurchase or repay at maturity additional 2025 Notes.

The notes and the Class A common stock of the Company, par value $0.01, issuable upon conversion of the notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This report shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction.

On August 12, 2025, the Company received a Civil Investigative Demand (CID) from the Department of Justice pursuant to a False Claims Act investigation concerning allegations that a former customer of the Company and/or certain other parties may have submitted, or caused the submission of, unsupported diagnosis codes in connection with Medicare Advantage beneficiaries. The CID covers the period since January 1, 2016, and the former customer has not been a customer of the Company since 2021. The Company is cooperating with the government in the investigation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Evolent Health, Inc. dated August 18, 2025

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan D. Weinberg
Jonathan D. Weinberg
General Counsel and Secretary

Dated: August 18, 2025